UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 6, 2006

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PROQUEST COMPANY

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Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

789 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On September 6, 2006, the Compensation Committee of the Board of Directors of ProQuest Company (the "Corporation") approved performance goals for 2006 applicable to executive officers. The Compensation Committee determined that these performance goals will be based upon operating performance at both the Corporation and business segment level, including revenue, earnings before interest and taxes, compliance with lender covenants and/or strategic restructuring alternatives. The Compensation Committee may adjust any bonus payment in its sole discretion and will determine the extent to which these goals have been satisfied and the amounts to be paid as a result thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE: September 12, 2006
	BY:	/s/ Todd Buchardt
Todd Buchardt
Senior Vice President and General Counsel